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                                                                    Exhibit 10.2

                                                                  EXECUTION COPY



                             SHAREHOLDERS AGREEMENT

                           dated as of April 23, 1996

                                  by and among

                               LORAL CORPORATION,

                                       and

                        LORAL SPACE & COMMUNICATIONS LTD.
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                             SHAREHOLDERS AGREEMENT

         SHAREHOLDERS AGREEMENT, dated as of April 23, 1996 (the "AGREEMENT"), by and among Loral Corporation, a New York corporation ("LORAL"), and Loral Space & Communications Ltd., a Bermuda company (the "COMPANY"). Loral and those of its Affiliates who are transferees with respect to any of the Equity Securities (as defined below), are sometimes collectively referred to herein as the "SHAREHOLDERS".

                                    RECITALS:

         WHEREAS, Lockheed Martin Corporation, a Maryland corporation ("LMC"), Loral and certain subsidiaries of Loral entered into a Restructuring, Financing and Distribution Agreement, dated as of January 7, 1996 (the "RESTRUCTURING AGREEMENT"; all capitalized terms used in this Agreement but not otherwise defined herein, shall have the respective meanings assigned to such terms in the Restructuring Agreement), pursuant to which, after giving effect to the Restructuring and the Distribution, Loral acquired 45,896,978 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the "PREFERRED STOCK"); and

         WHEREAS, the Company and Loral desire to establish in this Agreement certain conditions with respect to the relationship between the Shareholders and the Company;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Restructuring Agreement, the parties hereto agree as follows:
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                                       I.

                        STANDSTILL AND VOTING PROVISIONS

         1.1. Restrictions on Certain Actions by the Shareholders. (a) During the Term (as defined in Article V below), each Stockholder will not, and will cause each of its Affiliates (such term, as used in this Agreement, as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange
Act) not to, singly or as part of a partnership, limited partnership, syndicate or other group (as those terms are used in Section 13(d)(3) of the Exchange
Act), directly or indirectly:

                  (i) acquire, offer to acquire, or agree to acquire, by purchase, gift or otherwise, any Equity Securities (as defined below in Section 1.1(c)), except pursuant to a stock split, stock dividend, rights offering, recapitalization, reclassification, merger, consolidation, corporate reorganization or similar transaction; provided that at any time in which the Shareholders hold, in the aggregate, less than twenty percent (20%) of the Total Voting Power, then the Shareholders may acquire Equity Securities so that the Shareholders hold, in the aggregate, up to twenty percent (20%) of the Total Voting Power;

                  (ii) make, or in any way actively participate in, any "solicitation" of "proxies" to vote (as such terms are defined in Rule 14a-1 under the Exchange Act), solicit any consent or communicate with or seek to advise or influence any third party with respect to the voting of any Equity Securities or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act), in each case with respect to the Company, except as expressly provided in Section 1.7;

                  (iii) form, join or encourage the formation of, any "person" or "group" within the meaning of Section 13(d) of the Exchange Act with respect to any Equity Securities; provided that this Section 1.1(a)(iii) shall not prohibit any such arrangement solely among the Shareholders and any of their respective Affiliates;

                  (iv) deposit any Equity Securities into a voting trust or subject any such Equity Securities to any arrangement or agreement with respect to the voting thereof; provided that this Section 1.1(a)(iv) shall not prohibit any such arrangement solely among the Shareholders and any of their respective Affiliates;

                  (v) initiate, propose or otherwise solicit Shareholders for the approval of one or more stockholder proposals with respect to the Company as described in Rule 14a-8 under the Exchange Act, or induce or attempt to induce
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         any other third party to initiate any stockholder proposal, except as expressly provided in Section 1.7;

                  (vi) except as otherwise contemplated or permitted by this Agreement (including, without limitation, pursuant to Section 1.2 or 1.7 hereof), seek to place a representative on the Board of Directors of the Company or seek the removal of any member of the Board of Directors of the Company, except with the approval of the Board of Directors or management of the Company;

                  (vii) except with the approval of the Board of Directors or management of the Company, call or seek to have called any meeting of the Shareholders of the Company;

                  (viii) except through its representatives on the Board of Directors (or any committee thereof) of the Company (if any) and except as otherwise contemplated by this Agreement or the Restructuring Agreement (including the agreements and other documents referred to therein, including, without limitation, the Tax Sharing Agreement), otherwise act to seek to control the management or policies of the Company, except with the approval of the Board of Directors or management of the Company;

                  (ix) sell or otherwise transfer in any manner any Equity Securities to any "person" (within the meaning of Section 13(d)(3) of the Exchange Act) who, immediately following such sale or transfer, would, to the best of the Stockholder's knowledge, own more than four percent (4%) of any class of Equity Securities or who, without the approval of the Board of Directors of the Company, (A) has publicly proposed a business combination or similar transaction with, or a change of control of, the Company or who has publicly proposed a tender offer for Equity Securities or (B) who has discussed with Loral or any of its respective Affiliates the possibility of proposing a business combination or similar transaction with, or a change in control of, the Company;

                  (x) sell or otherwise transfer in any manner to any person (as defined in clause (ix) above) in any single transaction or series of related transactions more than 2% of the outstanding Equity Securities;

                  (xi) solicit, seek to effect, negotiate with or provide any information to any other party with respect to, or make any statement or proposal, whether written or oral, to the Board of Directors of the Company or any director or officer of the Company or otherwise make any public announcement or proposal whatsoever with respect to, any form of business combination transaction involving the Company, including, without limitation, a merger, exchange offer or liquidation of the Company's assets, or any

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         corporate reorganization or similar transaction with respect to the
         Company, except in each case with the approval of the Board of Directors or management of the Company; or

                  (xii) instigate or encourage any third party to do any of the foregoing.

         Notwithstanding clauses (ix) and (x) above, the Shareholders may effect any transaction contemplated by Article III hereof.

         (b) Notwithstanding the provisions of this Section 1.1, nothing herein shall apply with respect to any Equity Securities acquired from any person other than a Stockholder (x) held by any pension, retirement or other benefit plan managed by any Stockholder or any of its subsidiaries or other Affiliates or (y) held in any account managed for the benefit of another person, by any subsidiary or other Affiliate of any of the Shareholders which is engaged in the financial services business. In addition, notwithstanding the provisions of this Section 1.1, nothing herein shall prohibit or restrict any transfer of Equity Securities to or among any of the subsidiaries or other Affiliates of any of the Shareholders (provided that such subsidiary or Affiliate agrees to be bound to the provisions of this Agreement, upon which such subsidiary or Affiliate shall be entitled to all rights and benefits, and shall be subject to all obligations, of a Stockholder under this Agreement).

         (c) For the purposes of this Agreement, (i) the term "EQUITY SECURITIES" shall mean the Preferred Stock and any securities entitled to vote generally in the election of directors of the Company, or any direct or indirect rights or options to acquire any such securities or any securities convertible or exercisable into or exchangeable for such securities (provided that, in the event that the Guaranty Warrants (as defined below) become warrants to acquire Equity Securities, such Guaranty Warrants and any securities issued pursuant to the exercise of such Guaranty Warrants, shall not (so long, in each case, as they are held by the Stockholder) constitute Equity Securities for purposes of determining the appropriate number of shares of Common Equity Securities which Loral is entitled to acquire hereunder, including in connection with the determination of the Target Percentage pursuant to Section 1.4(a) hereof), (ii) the term "VOTING POWER" shall mean the voting power in the general election of directors of the Company, (iii) the term "TOTAL VOTING POWER" shall mean the total combined Voting Power of all the Equity Securities then outstanding, including, without limitation, the Preferred Stock, and, insofar as the Preferred Stock is concerned, it is deemed to have Voting Power equal to that of the Common Stock into which it is convertible, (iv) the term "CHANGE OF CONTROL" shall mean the occurrence of any of the following events: (A) any "person" or

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"group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act)
is or becomes the beneficial owner of Equity Securities which represent at least forty percent (40%) of the Total Voting Power, or (B) during any one-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office, (v) the term "BENEFICIAL OWNER", and terms having similar import, shall mean any direct or indirect "beneficial owner", as such term is defined in Rules 13d-3 and 13d-5 under the Exchange Act, and (vi) the term "GUARANTY WARRANTS" shall mean those warrants which accrue to the benefit of the Company in connection with the Globalstar Bank Guarantee, as described in the Globalstar Warrant Memorandum.

         1.2.     HSR Clearance.

         (a) At any time after the date hereof (but subject to the provisions of Section 1.2(b) below), following a written request by Loral to the Company (such request, the "HSR NOTICE"), the Company and the Shareholders will
(i) take promptly all actions necessary to make the filings required of the Shareholders, the Company or any of their respective Affiliates under the HSR Act (as defined in the Merger Agreement) with respect to the right to convert Preferred Stock and continue to own the securities so received, the ownership and voting of Equity Securities by the Shareholders, any of the transactions contemplated by this Agreement or any other similar matters (all such exercise, ownership, voting, transaction and other similar matters, the "FILING Matters"),
(ii) comply at the earliest practicable date with any request for additional information or documentary material received by the Company or the Shareholders or any of their Affiliates from any of the Federal Trade Commission, the Antitrust Division of the Department of Justice, state attorneys general, the Commission, or other governmental or regulatory authorities (all such authorities, the "ANTITRUST AUTHORITIES"), and (iii) cooperate with each other in connection with any of the filings referred to in clause (i) above and in connection with resolving any investigation or other inquiry commenced by any of the Antitrust Authorities. To the extent reasonably requested by Loral, the Company shall use all reasonable efforts to resolve such objections, if any, as may be asserted with respect to the Filing Matters. If any administrative, judicial or legislative action or proceeding is instituted (or threatened to be instituted) challenging any aspect of the Filing Matters as violative of any Antitrust Law, each of the Shareholders and the Company shall cooperate with

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each other to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits the exercise by the Shareholders of the right to convert Preferred Stock and continue to own the securities so received, or the exercise by Loral of its rights with respect to the ownership and voting of Equity Securities or any of the transactions contemplated by this Agreement (any such decree, judgment, injunction or other order is hereafter referred to as an "ORDER"), including, without limitation, by pursuing all reasonable avenues of administrative and judicial appeal, provided that nothing contained in this Section 1.2(a) shall be construed to require any party hereto to hold separate or divest any of their respective assets or businesses or agree to any substantive restriction thereon or on the conduct thereof. Each of the Company and Loral shall promptly inform the other party of any material communication received by such party from any Antitrust Authority regarding any of the Filing Matters or any of the other transactions contemplated hereby. For the purposes of this Agreement, the term "HSR CLEARANCE DATE" shall mean the first date on which (x) any applicable waiting period under the HSR Act with respect to the Filing Matters shall have expired or been terminated, (y) there shall not be pending any Action commenced by any Antitrust Authority relating to any of the Filing Matters or any of the other transactions contemplated hereby, and (z) there shall not be in effect any Order.

         (b) Notwithstanding the provisions of Section 1.2(a) above, in the event that Loral delivers the HSR Notice to the Company, the Company shall be entitled to postpone for a reasonable period of time (but in no event later than 45 days), any filing referred to in Section 1.2(a)(i) above if the Company determines in its reasonable judgment and in good faith that such filing would delay the obtaining of any approval from an Antitrust Authority with respect to any announced or imminent material acquisition or disposition which would require a filing by the Company under the HSR Act. In the event of such postponement, Loral shall have the right to withdraw its HSR Notice and may deliver any such HSR Notice at any time thereafter.

         1.3.     Voting.

         (a) General Voting Provisions. Prior to the HSR Clearance Date, no Stockholder shall have the right to convert Preferred Stock into common stock or the right to vote any Equity Securities with respect to the election of directors of the Company. Following the HSR Clearance Date, each Stockholder shall have the right to vote its Equity Securities to the extent permitted by the terms thereof on any matters submitted to a vote of the Shareholders of the Company, provided that following the HSR Clearance Date any Stockholder shall have the right to vote

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any Equity Securities to the extent permitted by the terms thereof with respect to the election of directors of the Company without restriction, provided that, except as expressly provided in Section 1.7, in the event of an "election contest" (as such term is used in Rule 14a-11 under the Exchange Act) each Stockholder shall have the right to vote in the election contest only (i) as recommended by the Board of Directors or management of the Company or (ii) in the same proportions as the holders of Equity Securities (other than Shareholders) vote their Securities. On each matter with respect to which a Stockholder is entitled to vote pursuant to this Section 1.3, each such Stockholder shall be present, in person or represented by proxy, at all such stockholder meetings of the Company so that all Equity Securities beneficially owned by it shall be counted for the purpose of determining the presence of a quorum at such meetings. For purposes of this Section 1.3, all references to the term "vote" shall include the execution and delivery of any written consent with respect to the taking of any shareholder action in lieu of a meeting of shareholders.

         (b) Company Call. If, within one year following the date hereof, the Shareholders vote against any Call Event Triggering Transaction (as defined below), the Company shall have the right, for 10 days following the date on which such vote is held, to purchase, and the Shareholders shall be required to sell to the Company, all, but not less than all, of the Equity Securities held by the Shareholders at a per share cash price equal to the Call Event Trigger Price (as defined below). The Company may exercise such right by delivering to each Stockholder, within such 10-day period, a written notice stating that the Company has irrevocably agreed to purchase in cash all (but not less than all) of the Equity Securities held by the Shareholders at the Call Event Trigger Price upon the terms and conditions set forth in this Section 1.3(b). The closing with respect to the purchase of Equity Securities by the Company pursuant to this Section 1.3(b) shall be on a mutually determined closing date which shall not be more than 15 days after the date on which the Company's written notice referred to above is delivered to the Shareholders. The closing shall be held at 10:00 A.M., local time, at the principal office of the Company, or at such other time or place as the parties mutually agree. On such closing date, each Stockholder shall deliver (i) certificates representing the shares of Equity Securities being sold, free and clear of any lien, claim or encumbrance, and (ii) such instruments of transfer and evidence of ownership and authority as the Company may reasonably request. The purchase price shall be paid by the Company to each Stockholder by wire transfer of immediately available funds no later than 2:00 P.M. on the closing date to the account(s) designated by the Shareholders prior to such closing date.

         (c)      Certain Definitions. For purposes of Section 1.3,

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                  (i)      the term "CALL EVENT TRIGGERING TRANSACTION" shall
         mean a transaction between the Company, on the one hand, and any Spinco Company (or any other Subsidiary of either the Company or a Spinco Company), on the other hand, involving (x) any merger, consolidation, corporate reorganization or similar transaction involving the Company; or (y) any sale, lease, exchange, transfer or other disposition, directly or indirectly, in a single transaction or series of related transactions, of all or substantially all of the assets of the Company or any of its Affiliates; provided that the term "Call Event Triggering Transaction" shall not include any transaction involving any party which is not a Spinco Company (or any other Subsidiary of either the Company or a Spinco Company); and

                  (ii) the term "CALL EVENT TRIGGER PRICE" shall mean the sum of (x) $344,000,000.00, plus (y) all amounts expended by the Shareholders following the date hereof in connection with the acquisition of Equity Securities other than acquisitions from another Stockholder following the date hereof, minus (z) any net sales proceeds received by the Shareholders following the date hereof in connection with the sale of Equity Securities (other than sales to another Stockholder) following the date hereof.

         1.4.     Loral Option.

         (a) General Provisions Relating to Loral Option. If, within five years following the date hereof, any Option Event Triggering Transaction (as defined below) occurs, Loral shall have the right, within 90 days after the consummation of the Option Event Triggering Transaction, to purchase, and the Company (for purposes of this Section 1.4, all references to the "COMPANY" shall be deemed to include the Surviving Corporation (as defined below), shall be required to sell to Loral, a number of shares of Preferred Stock which would cause Loral to own Equity Securities with Voting Power equal to the Target Percentage (as defined below) of the Total Voting Power immediately after giving effect to the consummation of the Option Event Triggering Transaction, at a per share cash price equal to the Option Event Trigger Price (as defined below). Loral may exercise such right by delivering to the Company, within such 90-day period, a written notice stating that Loral (or any Subsidiary of Loral designated by Loral; for purposes of this Section 1.4, all references to "LORAL" shall be deemed to include such designated Subsidiary) has irrevocably agreed to purchase in cash the number of shares of Preferred Stock specified in the preceding sentence, at the Option Event Trigger Price, upon the terms and conditions set forth in this Section 1.4. The closing with respect to the purchase of Preferred Stock by the Company pursuant to this Section 1.4 shall be on a mutually determined closing date which shall not be more than 15 days after the date on which Loral's written notice referred to above is delivered to

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the Company. The closing shall be held at 10:00 A.M., local time, at the principal office of the Company, or at such other time or place as the parties mutually agree. On such closing date, the Company shall issue to Loral certificates representing the shares of Preferred Stock being sold, which shall be validly issued, fully paid and non-assessable and free and clear of any lien, claim or encumbrance. The purchase price shall be paid by Loral to the Company by wire transfer of immediately available funds no later than 2:00 P.M. on the closing date to the account designated in writing by the Company prior to such closing date. For purposes of this Section 1.4,

                  (i) the term "OPTION EVENT TRIGGERING TRANSACTION" shall mean a transaction involving as parties, among others, the Company or any of its Affiliates (other than GTL and Globalstar), on the one hand, and either GTL or Globalstar or any of their respective Subsidiaries, on the other hand, involving either (x) a Call Event Triggering Transaction (including, without limitation, a similar transaction involving the merger, consolidation, reorganization, sale, lease, exchange, transfer or other disposition of all or substantially all of the assets, of Globalstar, GTL or their respective Subsidiaries) or the liquidation or (y) dissolution of the Company;

                  (ii) the term "OPTION EVENT TRIGGER PRICE" shall mean with respect to an Option Event Trigger Transaction occurring (x) on or prior to the first anniversary hereof, a $6.00 per share cash purchase price, subject to adjustment pursuant to the provisions of Section 1.4(b) hereof or (y) after the first anniversary hereof but on or prior to the fifth anniversary hereof, a per share price equal to 80% of the per share price of the Company implicit in the Option Event Triggering Transaction;

                  (iii) the term "SURVIVING CORPORATION" shall mean any successor to the rights and obligations of the Company as a result of or in connection with any Option Event Triggering Transaction; and

                  (iv) the term "TARGET PERCENTAGE" shall mean a percentage amount equal to the percentage of the Total Voting Power represented by the Equity Securities held by the Shareholders immediately prior to the closing of the Option Event Triggering Transaction; provided, however, that if there has occurred within the five days preceding such closing an event that diluted the Voting Power of the Equity Securities held by the Shareholders, the Target Percentage shall be determined as of the date five days prior to the closing of such Option Event Triggering Transaction.

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         (b)      Adjustment of Loral Option Event Trigger Price. The Option
Event Trigger Price shall be equitably adjusted from time to time after the date hereof to take into account of any of the following events: (i) if the Company shall pay a dividend or make any other distribution with respect to any Equity Securities which is payable in the form of Equity Securities or in the form of any other Asset (other than normal, periodic cash dividends of the Company),
(ii) if the Company shall subdivide its outstanding common stock, (iii) if the Company shall combine its outstanding common stock into a smaller number of shares, (iv) if the Company shall issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination involving the Company), or (v) in any other similar transaction affecting the Company or the number or value of the outstanding Equity Securities. The parties acknowledge and agree that each such equitable adjustment shall preserve for Loral the economic benefits of the Loral option set forth in Section 1.4(a) above.

         1.5. Globalstar Warrant Put Option. In the event of any of the following transactions (each such transaction, a "WARRANT TRIGGER EVENT"):

                  (i) any merger, consolidation, corporate reorganization or similar transaction involving Globalstar or GTL;

                  (ii) any sale, lease, exchange, transfer or other disposition, directly or indirectly, of all or substantially all of the assets of Globalstar or GTL; or

                  (iii)    any liquidation or dissolution of Globalstar or GTL;

in which it is proposed that the Globalstar Warrants be converted into cash or the right to receive cash, or any other interest (or the right to receive any other interest) in Globalstar other than common stock thereof the Shareholders shall have the right (the "LIMITED WARRANT PUT") to require the Company to purchase the Globalstar Warrants for a price equal to their Option Privilege Value (as defined below). The Shareholders may exercise the Limited Warrant Put by delivering to the Company, at least 10 days prior to the scheduled closing of the Warrant Trigger Event, a notice to such effect accompanied by appropriate documentation or certificates evidencing the Globalstar Warrants. The Option Privilege Price shall be payable by the Company 10 days after the determination thereof. As used herein, the term "OPTION PRIVILEGE PRICE" means the greater of
(x) the consideration payable in respect of the Globalstar Warrants in the Warrant Trigger Event and (y) the hypothetical fair market value that would be assigned to the Globalstar Warrants at the date of the

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Warrant Trigger Event assuming (1) that no Warrant Trigger Event were to occur then or at any time prior to the expiration of the Globalstar Warrants, (2) that the Globalstar Warrants would remain outstanding until such expiration in accordance with their terms, exercisable for shares of or interests in the issuer thereof, and (3) that such issuer would remain a public company during such period. The Option Privilege Price shall be determined by an investment banking firm of national standing selected by agreement of the Company and the Shareholders or, failing such agreement, by agreement of Bear Stearns Co. Inc. and Lehman Brothers. Such investment banking firm shall, in determining the Option Privilege Price, give full effect to (i) the spread between the exercise price and the fair market value of the securities into which the Globalstar Warrants are exercisable and (ii) the value of the "option privilege" in the Globalstar Warrants (that is, the value of the right, without risking any capital, to speculate on and benefit from appreciation in the underlying securities).

         1.6.     Required Sales by Shareholders.

         (a) Immediately following any repurchase by the Company of any of its outstanding Equity Securities which repurchase has the effect of increasing the Total Voting Power of all Shareholders to an amount in excess of 20% of Total Voting Power (a "REPURCHASE EVENT"), the Company shall give written notice (the "REPURCHASE EVENT NOTICE") thereof to each Stockholder. The Repurchase Event Notice shall set forth in reasonable detail the transactions resulting in the Repurchase Event, specify the Repurchase Price (as defined in Section 1.6(c) hereof) and set a date (the "REPURCHASE DATE") for the repurchase by the Company of the Adjustment Securities (as defined in Section 1.6(b) hereof) as contemplated by Section 1.6(b) hereof. The Repurchase Date shall be not sooner than 15 nor later than 25 business days after either (i) the date the Repurchase Event Notice is sent to the Stockholder or (ii) if the provisions of Section 1.6(d)(ii) hereof are applicable, the Section 16(d) Date (as defined in Section 1.6(d)(ii) hereof).

         (b) Subject to the provisions of Section 1.6(c) and (d) hereof, on the Repurchase Date the Company shall purchase from each Stockholder and each Stockholder shall sell to the Company, a number of shares of Equity Securities (the "ADJUSTMENT SECURITIES") held by the Stockholder equal to the product of
(i) the aggregate number of shares of Equity Securities of all Shareholders less the aggregate number of shares of Equity Securities constituting 20% of the Total Voting Power, multiplied by (ii) the number of shares of Equity Securities held by the Stockholder divided by the number of shares of Equity Securities held by all Shareholders. The closing with respect to the purchase of Adjustment Securities shall be held on the Repurchase Date at 10:00 a.m. local time at the principal office of the Company, or at such other place and time as the parties mutually

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agree. On the Repurchase Date each Stockholder (other than an Electing
Stockholder (as defined in Section 1.6(d) hereof)) shall deliver (i) certificates representing the Adjustment Securities free and clear of any lien, claim or encumbrance, and (ii) such instruments of transfer and evidence of ownership and authority as the Company may reasonably request. The Company shall pay the purchase price to the Stockholder by wire transfer of immediately available funds no later than 2:00 p.m. on the Repurchase Date to an account designated by the Stockholder prior to the Repurchase Date.

         (c) The per share repurchase price of the Adjustment Securities (the "REPURCHASE PRICE") shall be equal to the per share price paid by the Company in respect of the repurchase of Equity Securities resulting in the Repurchase Event; provided, that if after the immediately preceding Repurchase Event (or if none, the date of this Agreement) (the "PRIOR REPURCHASE EVENT") the Company has repurchased Equity Securities at different prices, then the Repurchase Price shall be equal to the highest per share price paid by the Company to repurchase Equity Securities after the Prior Repurchase Event (exclusive of repurchases after which the Stockholder's Total Voting Power was less than or equal to 20%); provided, however, that if pursuant to the preceding provisions of this Section 1.6(c) the Repurchase Price would be less than the Initial Purchase Price (as defined below), then each Stockholder may elect to sell the Adjustment Securities in accordance with the provisions of Section 1.6(d) hereof in lieu of selling the Adjustment Securities to the Company by giving written notice to the Company (the "MARKET SALE NOTICE"), within 10 business days after receipt of the Repurchase Event Notice, that the Stockholder has elected to sell the Adjustment Securities pursuant to the provisions of
Section 1.6(d) hereof. For purposes of this Agreement, the "INITIAL PURCHASE PRICE" means the price paid by the Stockholder (or its Affiliate) for the Adjustment Securities, increased at the rate of 10% per annum, compounded annually, from the date of the acquisition thereof through the date of the Repurchase Event Notice; it being understood that to the extent the Adjustment Securities include Equity Securities acquired by the Stockholder (or its Affiliate) on or before the Distribution Date (as defined in the Distribution Agreement), then (i) the Initial Purchase Price therefor shall be equal to $344 million divided by the number of shares of Equity Securities beneficially owned by the Shareholders immediately after the Distribution (subject to adjustment to reflect (1) the 10% annual compound rate of increase, (2) any of the events contemplated by Section 1.4(b) hereof, and (3) any stock splits, reverse stock splits, stock dividends or other similar events), and (ii) the date of acquisition thereof shall be the Distribution Date.

         (d) If a Stockholder delivers the Market Sale Notice to the Company in the time required by Section 1.6(c) hereof (the "ELECTING STOCKHOLDER"), then the Electing Stockholder may sell its Adjustment Securities to any one or more third parties not Affiliates of the Shareholders; provided, that such sale of Adjustment Securities shall be completed on or before the date that is the later of (i) the six-month anniversary of the Repurchase Event Notice (the "FIRST DATE"), (ii) the earliest date after the First Date on which Adjustment Securities can be sold by the Electing Stockholder without liability resulting therefrom under Section 16(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "SECTION 16(B) DATE"), (iii) provided the Electing Stockholder has requested in the Market Sale Notice the registration of the Adjustment Securities pursuant to Article III hereof, the six-month anniversary of the effective date of a registration statement filed with respect to the Adjustment Securities under the Securities Act of 1933, as amended, which registration statement has not after it becomes effective been interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or omission by the Electing Stockholder and, as a result thereof, the Adjustment Securities cannot be distributed in accordance with the plan of distribution, and (iv) provided clause (iii) of this Section 1.6(d) is not applicable, the earliest date after the Repurchase Event Notice which is the end of a period during which the Adjustment Securities could have been sold pursuant to Rule 144 (or any similar provision then in force).

         (e) The Electing Stockholder may demand that Adjustment Securities be registered under the Securities Act pursuant to Article III hereof; provided, that a registration of Adjustment Securities pursuant to Article III hereof shall not be (i) subject to the limitation set forth in Section 3.1(a) hereof on the minimum number of shares that can be registered pursuant to Article III, and
(ii) counted as one of the five requests for registration permitted under
Section 3.1(a) hereof.

         (f)      Except to the extent otherwise expressly provided in this
Section 1.6, the provisions of this Agreement shall not in any manner limit or otherwise restrict the rights of an Electing Stockholder to transfer Adjustment Securities

         1.7.     Special Nominating and Voting Rights.

         (a) Notwithstanding anything to the contrary contained in this Agreement, from and after the seventh anniversary of the date hereof, the Shareholders shall have the right to nominate for election to the Board of Directors a Proportionate Number (as defined below) of nominees ("STOCKHOLDER NOMINEES") and to vote their Equity Securities in favor of their election.

         (b) With respect to each meeting of shareholders of the Company at which directors are to be elected which occurs on or after the seventh anniversary of the date hereof, the Company will give the Shareholders 30 days' prior written notice of the filing with the SEC of proxy materials with respect thereto. On or before the 10th day following receipt of such notice the Shareholders shall notify the Company if they intend to propose Stockholder Nominees and within 10 days thereafter shall supply the Company with the Special Nominee Information (as defined below). The Company will include the Special Nominee Information in its proxy materials with respect to such meeting, and the Shareholders will not engage in any action otherwise prohibited by Section 1.1(ii) or (v) with respect to the Stockholder Nominees or otherwise.

         (c) In the event that, following any election of Stockholder Nominees to the Board of Directors and before the next meeting of shareholders at which directors are elected, the size of the Board of Directors is increased so as to increase the Proportionate Number of directors, the Company will use its best efforts to create additional seats on the Board of Directors, offer the Shareholders the right to propose additional Stockholder Nominees to fill such vacancies and use its best efforts to cause such vacancies to be filled by any such nominees so that the Stockholder Nominees would constitute a Proportionate Number of the enlarged Board.

         (d) The Company will not propose, and will use its best efforts to prevent, the adoption of any amendment of any of the charter documents of the Company that would adversely affect the rights of the Shareholders under this Agreement.

         (e) As used in this Section 1.7, the following terms are used as defined below:

         "PROPORTIONATE NUMBER" means a number of directors or nominees, as the case may be, rounded up to the nearest whole number, that would represent a proportion of the entire Board of Directors (after giving effect to the election of Directors or enlargement of the Board in question) equal to the proportion of the Total Voting Power of the Company that is represented by the Voting Power of the Equity Securities beneficially owned by the Shareholders, provided, that if the Proportionate Number (as calculated above) would otherwise be reduced if the total number of members of the Board of Directors were reduced by a single member, the Proportionate Number will be calculated by rounding down, rather than rounding up, to the nearest whole number.

         "SPECIAL NOMINEE INFORMATION" means the information as to each nominee for director required to be included in the Company's proxy materials under the Exchange Act and the rules and regulations thereunder, and may include a brief statement as to the qualifications of the Stockholder Nominees and the Shareholders' reasons for seeking their election to the board, but shall not include any invidious comparisons between the Stockholder Nominees and other nominees for director or any criticism of the other nominees for director or of incumbent management, its policies or the Company's performance.

                                       II.

                              TRANSFER RESTRICTIONS

         2.1. Certain Transactions. Notwithstanding anything contained in this Agreement to the contrary, a Stockholder may without restriction:

                  (i) assign, pledge, mortgage, hypothecate, or otherwise encumber or transfer all or any of its Equity Securities in connection with any bona fide financing arrangement entered into by such person or otherwise in connection with any indebtedness owed by such Stockholder; provided that in the event that the Stockholder in question defaults, the creditor's rights and obligations with respect to the voting and transfer of such Equity Securities and the registration thereof shall be the same as the Stockholder in question had under the provisions of this Agreement and the creditor in question shall be deemed to be a Stockholder under this Agreement for such purposes;

                  (ii) transfer any Equity Securities to another Stockholder or any subsidiary or other Affiliate thereof (provided that such subsidiary or Affiliate agrees to be bound to the provisions of this Agreement, upon which such subsidiary or Affiliate shall be entitled to all rights and benefits, and shall be subject to all obligations, of a Stockholder under this Agreement);

                  (iii) transfer any Equity Securities pursuant to any registered public offering in connection with the provisions of Article III hereof or pursuant to the provisions of Rule 144 (or any similar provision then in force) under the Securities Act provided that such transfer under Rule 144 or any similar provision meets the volume restrictions set forth in Rule 144 as in effect on the date hereof; or

                  (iv) transfer any Equity Securities pursuant to any merger, consolidation, corporate reorganization, restructuring or any other similar transaction affecting the Company or pursuant to any involuntary transfer.

         2.2. Rights Pursuant to a Tender Offer. Each Stockholder (any such Stockholder shall, for purposes of this Section 2.2, be referred to as a "TENDERING STOCKHOLDER") shall have the right to sell or exchange all its Equity Securities pursuant to a tender or exchange offer for the Equity Securities

(an "OFFER"). However, during the Term, prior to such sale or exchange, the Tendering Stockholder shall give the Company the opportunity to purchase such Equity Securities in the following manner:

                  (i) The Tendering Stockholder shall give notice (the "TENDER NOTICE") to the Company in writing of its intention to sell or exchange Equity Securities in response to an Offer no later than three calendar days prior to the latest time (including any extensions) by which Equity Securities must be tendered in order to be accepted pursuant to such Offer, specifying the amount of Equity Securities proposed to be tendered by the Tendering Stockholder (the "TENDERED SHARES") and the purchase price per share specified in the Offer at the time of the Tender Notice.

                  (ii) If the Tender Notice is given, the Company shall have the right to purchase all, but not less than all, of the Tendered Shares exercisable by giving written notice (an "EXERCISE NOTICE") to the Tendering Stockholder at least two calendar days prior to the latest time after delivery of the Tender Notice by which Equity Securities must be tendered in order to be accepted pursuant to the Offer (including any extensions thereof) and depositing in any escrow or similar arrangement reasonably acceptable to the Tendering Stockholder, a sum in cash sufficient to purchase all Tendered Shares at the price then being offered in the Offer, without regard to any provision thereof with respect to proration or conditions to the offeror's obligation to purchase. The delivery by the Company of an Exercise Notice and deposit of funds as provided above will, except as provided below, constitute an irrevocable agreement by the Company to purchase, and the Tendering Stockholder to sell, the Tendered Shares in accordance with the terms of this Section 2.2, whether or not the Offer or any other tender or exchange offer (a "COMPETING TENDER OFFER") for Equity Securities that was outstanding during the Offer is consummated.

                  (iii) The purchase price to be paid by the Company for any Equity Securities purchased by it pursuant to this Section 2.2 shall be the highest price offered or paid in the Offer or in any Competing Tender Offer. For purposes hereof, the price offered or paid in a tender or exchange offer for Voting Shares shall be deemed to be the price offered or paid pursuant thereto, without regard to any provisions thereof with respect to proration or conditions to the offeror's obligation to purchase. If the purchase price per share specified in the Offer includes any property other than cash (the "OFFER NONCASH PROPERTY"), the purchase price per share at which the Company shall be entitled to purchase all, but not less than all, of the Equity Securities specified in the Tender Notice shall be

         (y) the amount of cash per share, if any, specified in such Offer (the "CASH PORTION"), plus (z) an amount of cash per share equal to the value of the Offer Noncash Property per share (the "CASH VALUE OF OFFER NONCASH PROPERTY"), as determined in good faith by the mutual agreement of the parties hereto, or if the parties cannot agree, by an independent, nationally recognized investment banking firm selected by the Tendering Shareholders and reasonably acceptable to the Company. If the Company exercises its right of first refusal by giving an Exercise Notice, the closing of the purchase of the Equity Securities with respect to such right (the "CLOSING") shall take place at 3:00 p.m., local time (or, if earlier, two hours before the latest time by which Equity Securities must be tendered in order to be accepted pursuant to the Offer), on the last day on which Equity Securities must be tendered in order to be accepted pursuant to the Offer (including any extensions thereof) (the "LAST TENDER DATE"), and the Company shall pay the purchase price for the Equity Securities specified above. The Tendering Stockholder shall be entitled to rescind its Tender Notice at any time prior to the Last Tender Date by notice in writing to the Company; provided that if on or before the Last Tender Date, the Company publicly announces that the Company has approved, proposed or entered into an agreement with respect to (either individually or together with any other persons) a recapitalization, reorganization or business combination with respect to the Company or all or substantially all of its assets, or a self-tender offer, the Tendering Stockholder shall be entitled to rescind its Tender Notice by notice in writing to the Company at any time prior to the Closing on the Last Tender Date. If the Tendering Stockholder rescinds its Tender Notice pursuant to the immediately preceding sentence, the Company's Exercise Notice with respect to such Offer shall be deemed to be immediately rescinded and the Tendering Stockholder's disposition of its Equity Securities in response to the Offer with respect to which the Tender Notice is rescinded or any other Offer shall again be subject to all of the provisions of this Section 2.2.

                  (iv) If the Company does not exercise its right of first refusal set forth in this Section 2.2 within the time specified for such exercise by giving an Exercise Notice, then the Tendering Stockholder shall be free to accept, for all its Equity Securities, the Offer with respect to which the Tender Notice was given or any Competing Tender Offer (including any increases and extensions thereof).

                                      III.

                               REGISTRATION RIGHTS

         3.1.     Registration Upon Request.

         (a) At any time commencing on the date hereof and continuing thereafter, each Stockholder (any such Stockholder, whether registering securities pursuant to this Section 3.1 or Section 3.2, shall be referred to as a "REGISTERING STOCKHOLDER") shall have the right to make written demand upon the Company, on not more than five separate occasions (subject to the provisions of this Section 3.1), to register under the Securities Act, any common stock or other securities of the Company held by it (the securities subject to such demand hereunder or subject to the provisions of Section 3.2 being referred to in each case as the "SUBJECT SECURITIES"), and the Company shall use its best efforts to cause such securities to be registered under the Securities Act as soon as reasonably practicable so as to permit the sale thereof promptly; provided that each such demand shall cover at least the lesser of (i) 10 million shares of Common Stock or Preferred Stock convertible into 10 million shares of Common Stock and (ii) shares having a market value of $150 million shares of Common Stock (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar events after the date hereof). In connection therewith, the Company shall prepare, and as soon as reasonably practicable but in no event later than 90 days of the receipt of the request, file, on Form S-3 if permitted or otherwise on the appropriate form, a registration statement under the Securities Act to effect such registration. Such registration shall be effected in accordance with the intended method or methods of disposition specified by the Registering Shareholders (including, but not limited to, an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act). Each Registering Stockholder agrees to provide all such information and materials and to take all such action as may be reasonably required in order to permit the Company to comply with all applicable requirements of the Securities Act and the SEC and to obtain any desired acceleration of the effective date of such registration statement. If the offering to be registered is to be underwritten, the managing underwriter shall be selected by the Registering Shareholders and shall be reasonably satisfactory to the Company. Notwithstanding the foregoing, the Company (i) shall not be obligated to prepare or file more than one registration statement other than for purposes of a stock option or other employee benefit or similar plan during any twelve-month period, (ii) shall be entitled to postpone for a reasonable period of time (but in no event later than 60 days), the filing of any registration statement otherwise required to be prepared and filed by the Company if (A) the Company is, at such time, conducting or about to conduct an underwritten public offering of securities and is advised by its managing underwriter or underwriters in writing (with a copy to the Registering Shareholders), that such offering would, in its or their opinion, be materially adversely affected by the registration so requested, or (B) the Company determines in its reasonable judgment and in good faith that the registration and distribution of the Subject Securities would interfere with any announced or imminent material financing, acquisition, disposition, corporate reorganization or other material transaction of a similar type involving the Company. In the event of such postponement, the Registering Shareholders shall have the right to withdraw the request for registration by giving written notice to the Company within 20 days after receipt of the notice of postponement (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of registrations to which the Registering Shareholders are entitled pursuant to this Section 3.1).

         (b) The Company shall not grant to any other holder of its securities, whether currently outstanding or issued in the future, any incidental or piggyback registration rights with respect to any registration statement filed pursuant to a demand registration under this Section 3.1 and without the prior consent of the Registering Shareholders, the Company will not itself, and will not permit any other holder of its securities to, participate in any offering made pursuant to a demand registration under this Section 3.1. The Company may grant to other holders of its securities incidental or piggyback registration rights on a primary offering by the Company which are no more favorable to such holders than the provisions set forth in Section 3.2 are to the Shareholders. If the Registering Shareholders consents to the inclusion of offers and sales of any other securities in a registration pursuant to this
Section 3.1 and the underwriter(s) retained in connection with such registration subsequently advise the Registering Shareholders that such offering would be adversely affected by the inclusion of such other securities, the Registering Shareholders may in their sole discretion exclude all or some of such securities from such registration.

         (c) Any registration requested by any Registering Stockholder pursuant to this Section 3.1 shall not be deemed to have been effected (and, therefore, not requested for purposes of this Section 3.1), (i) unless it has become effective, (ii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason other than a misrepresentation or an omission by the Registering Shareholders and, as a result thereof, the Subject Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement or (iii) if the closing pursuant to the purchase agreement or underwriting agreement entered into in connection with such registration does not occur. Any registration effected pursuant to Section
3.2 shall not be deemed
to have been requested by a Registering Stockholder for purposes of this Section 3.1.

         3.2. Incidental Registration Rights. If the Company proposes to register any of its Equity Securities under the Securities Act for its own account (other than (i) pursuant to Section 3.1 hereof, (ii) securities to be issued pursuant to a stock option or other employee benefit or similar plan, and
(iii) securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation), the Company shall, as promptly as practicable, give written notice to the Registering Shareholders of the Company's intention to effect such registration. If, within 15 days after receipt of such notice, a Registering Stockholder submits a written request to the Company specifying the amount of Equity Securities that it proposes to sell or otherwise dispose of in accordance with this Section 3.2, the Company shall use its best efforts to include the securities specified in the Registering Stockholder's request in such registration. If the offering pursuant to such registration statement is to be made by or through underwriters, the managing underwriters shall be chosen by the Company and shall be reasonably satisfactory to the Registering Shareholders and the Company, and the Registering Shareholders and such underwriter shall execute an underwriting agreement in customary form. If the managing underwriter reasonably determines in good faith and advises the Registering Shareholders in writing that the inclusion in the registration statement of all the Equity Securities proposed to be included would interfere with the successful marketing of the securities proposed to be registered, then the Company and the Registering Shareholders shall negotiate in good faith to agree upon an equitable adjustment in the number or amount of securities of each to be included in such underwriting (provided that in the event that the Company and the Registering Shareholders are unable to agree upon an equitable adjustment in the number or amount of securities of each to be included in such underwriting, then the number of securities which the Company and the Registering Shareholders propose to register shall be reduced pro rata (based upon the respective market values of each party's respective share of the total number of securities proposed to be registered). No registration effected under this Section 3.2 shall relieve the Company of its obligation to effect any registration upon request under Section 3.1. If the Registering Shareholders are permitted to participate in a proposed offering pursuant to this Section 3.2, the Company thereafter may determine either not to file a registration statement relating thereto, or to withdraw such registration statement, or otherwise not to consummate such offering, without any liability hereunder. Any underwriters participating in a distribution of the Subject Securities pursuant to Sections
3.1 and 3.2 hereof shall use all reasonable efforts to effect as wide a distribution as is reasonably practicable, and in no event shall any sale of Subject Securities be made knowingly to any person (including its Affiliates and any group in which that person or its Affiliates shall be a member, or the Registering Shareholders or the underwriters know of the existence of such a group or Affiliate) that, immediately prior to giving effect to any such sale, beneficially owned Equity Securities representing five percent (5%) or more of the Total Voting Power. The Registering Shareholders and the Company shall use all reasonable efforts to secure the agreement of the underwriters, in connection with any underwritten offering of its Equity Securities, to comply with the foregoing.

         3.3. Registration Mechanics. (a) In connection with any offering of Subject Securities registered pursuant to Section 3.1 or 3.2 herein, the Company shall (i) furnish to the Registering Shareholders such number of copies of any prospectus (including preliminary and summary prospectuses) and conformed copies of the registration statement (including amendments or supplements thereto and, in each case, all exhibits) and such other documents as any Registering Stockholder may reasonably request; (ii)(A) use its best efforts to register or qualify the Subject Securities covered by such registration statement under such blue sky or other state securities laws for offer and sale as the Registering Shareholders shall reasonably request and (B) keep such registration or qualification in effect for so long as the registration statement remains in effect; provided that the Company shall not be obligated to qualify to do business as a foreign corporation under the laws of any jurisdiction in which it shall not then be qualified or to file any general consent to service of process in any jurisdiction in which such a consent has not been previously filed or subject itself to taxation in any jurisdiction wherein it would not otherwise be subject to tax but for the requirements of this Section 3.3; (iii) use its best efforts to cause all Subject Securities covered by such registration statement to be registered with or approved by such other federal or state government agencies or authorities as may be necessary, in the opinion of counsel to the Registering Shareholders, to enable the Registering Shareholders to consummate the disposition of such Subject Securities; (iv) notify the Registering Shareholders any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and (subject to the good faith determination of the Company's Board of Directors as to whether to permit sales under such registration statement), at the request of any Registering Stockholder promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made; (v) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC; (vi) use its best efforts to list the Subject Securities covered by such registration statement on the New York Stock Exchange or on any other Exchange on which the Subject Securities are then listed, if required by the rules of any such Exchange; (vii) use its best efforts to obtain a "cold comfort" letter from the independent public accountants for the Company in customary form and covering matters of the type customarily covered by such letters as may be reasonably requested by the Registering Shareholders, in the event of a registration effected pursuant to Section 3.1 hereof; (viii) execute and deliver all instruments and documents (including in an underwritten offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions as the Registering Shareholders reasonably request in order to effect an underwritten public offering; and (ix) before filing any registration statement or any amendment or supplement thereto, and as far in advance as is reasonably practicable, furnish to each Registering Stockholder and its counsel copies of such documents. In connection with any offering of Subject Securities registered pursuant to Section 3.1 or 3.2, the Company shall (x) furnish to the underwriter, if any, unlegended certificates representing ownership of the Subject Securities being sold in such denominations as requested and (y) instruct any transfer agent and registrar of the Subject Securities to release any stop transfer orders with respect to such Subject Securities. Upon any registration becoming effective pursuant to Section 3.1, the Company shall use its best efforts to keep such registration statement current for a period of 60 days (or 90 days, if the Company is eligible to use a Form S-3, or successor form) or such shorter period as shall be necessary to effect the distribution of the Subject Securities.

         (a) Before filing with the SEC any registration statement referred to herein or any amendments or supplements thereto, the Company shall furnish to the Registering Shareholders or their respective counsel copies of all such documents proposed to be filed, in order to give the Registering Shareholders or their respective counsel sufficient time to review such documents, and such documents may thereafter be filed subject to any timely and reasonable comments of the Registering Shareholders or their respective counsel. The Company shall
(i) deliver promptly to the Registering Shareholders or their respective counsel copies of all written communications between the Company and the SEC relating to the registration statement, and (ii) advise the Registering Shareholders or their respective counsel promptly of, and provide the Registering Shareholders or their respective counsel with the opportunity to participate in (to the extent reasonably practicable), all telephonic and other non-written communications between the Company and the SEC relating to such registration statement. The Company shall respond promptly to any comments from the SEC with respect thereto, after consultation with the Registering Shareholders or their respective counsel, and shall take such other actions as shall be reasonably required in order to have each such registration statement declared effective under the Securities Act as soon as reasonably practicable following the date hereof.

         (b) Each Registering Stockholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (iv) of this Section 3.3, it will forthwith discontinue its disposition of Subject Securities pursuant to the registration statement relating to such Subject Securities until its receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (iv) of this
Section 3.3 and, if so directed by the Company, will deliver to the Company all copies (other than permanent file copies) then in its possession of the prospectus relating to such Subject Securities current at the time of receipt of such notice. If any Registering Stockholder's disposition of Subject Securities is discontinued pursuant to the foregoing sentence unless the Company thereafter extends the effectiveness of the registration statement to permit dispositions of Subject Securities by the Registering Stockholder for an aggregate of 60 days (or 90 days, if the Company is eligible to use a Form S-3, or successor form), whether or not consecutive, the registration statement shall not be counted for purposes of determining the number of registrations to which the Registering Shareholders are entitled pursuant to Section 3.1.

         3.4. Expenses. The Registering Shareholders shall pay all agent fees and commissions and underwriting discounts and commissions related to Subject Securities being sold by the Registering Shareholders and the fees and disbursements of its counsel and accountants and the Company to the extent permitted by applicable law shall pay all fees and disbursements of its counsel and accountants in connection with any registration pursuant to this Article
III. All other fees and expenses in connection with any registration statement (including, without limitation, all registration and filing fees, all printing costs, all fees and expenses of complying with securities or blue sky laws) shall to the extent permitted by applicable law (i) in the case of a registration pursuant to Section 3.1, be borne equally by the Registering Shareholders and the Company and (ii) in the case of a registration pursuant to
Section 3.2, be shared pro rata based upon the respective market values of the securities to be sold by the Company, the Registering Shareholders and any other holders participating in such offering; provided that the Registering Shareholders shall not be obligated to pay any expenses relating to work that would otherwise be incurred by the Company including, but to limited to, the preparation and filing of periodic reports with the SEC.

         3.5. Indemnification and Contribution. (a) In the case of any offering registered pursuant to this Article III, the

Company agrees to indemnify and hold each Registering Stockholder, each underwriter, if any, of the Subject Securities under such registration and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act, and any officer, employee or partner of the foregoing, harmless against any and all losses, claims, damages, or liabilities (including reasonable legal fees and other reasonable expenses incurred in the investigation and defense thereof) to which they or any of them may become subject under the Securities Act or otherwise (collectively "LOSSES"), insofar as any such Losses shall arise out of or shall be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such Subject Securities (as amended if the Company shall have filed with the SEC any amendment thereof), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) any untrue statement or alleged untrue statement of a material fact contained in the prospectus relating to the sale of such Subject Securities (as amended or supplemented if the Company shall have filed with the SEC any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the indemnification contained in this Section 3.5 shall not apply to such Losses which shall arise primarily out of or shall be based primarily upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, which shall have been made in reliance upon and in conformity with information furnished in writing to the Company by the Registering Shareholders or any such underwriter, as the case may be, specifically for use in connection with the preparation of the registration statement or prospectus contained in the registration statement or any such amendment thereof or supplement therein.

         (a)      In the case of each offering registered pursuant to this
Article III, the Registering Shareholders and each underwriter, if any, participating therein shall agree, substantially in the same manner and to the same extent as set forth in the preceding paragraph, severally to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and the directors and executive officers of the Company, with respect to any statement in or omission from such registration statement or prospectus contained in such registration statement (as amended or as supplemented, if amended or supplemented as aforesaid) if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Company by the Registering Shareholders or such underwriter, as the case may be, specifically for use in connection with the preparation of such registration statement or prospectus contained in such registration statement or any such amendment thereof or supplement thereto.

         (b) Each party indemnified under this Section 3.5 shall, promptly after receipt of notice of the commencement of any claim ("CLAIM") against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the commencement thereof. The failure of any indemnified party to so notify an indemnifying party shall not relieve the indemnifying party from any liability in respect of such Claim which it may have to such indemnified party on account of the indemnity contained in this Section 3.5, unless (and only in the event) the indemnifying party was materially prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any Claim in respect of which indemnification may be sought hereunder shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may desire, jointly with any other indemnifying party similarly notified, to assume the defense thereof through counsel reasonably satisfactory to the indemnified party by notifying the indemnified party in writing of such election within 10 days after receipt of the indemnified party's initial notice of the Claim, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 3.5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to those available to such indemnifying party in which event the indemnified party shall be reimbursed by the indemnifying party for the reasonable expenses incurred in connection with retaining separate legal counsel). If the indemnifying party undertakes to defend against such Claim within such 10-day period, the indemnifying party shall control the investigation, defense and settlement thereof; provided that (i) the indemnifying party shall use its reasonable efforts to defend and protect the interests of the indemnified party with respect to such Claim, (ii) the indemnified party, prior to or during the period in which the indemnifying party assumes control of such matter, may take such reasonable actions as the indemnified party deems necessary to preserve any and all rights with respect to such matter, without such actions being construed as a waiver of the indemnified party's rights to defense and indemnification pursuant to this Agreement, and (iii) the indemnifying party shall not, without the prior written consent of the indemnified party, consent to any settlement which (A) imposes any Liabilities on the indemnified party (other than those

Liabilities which the indemnifying party agrees to promptly pay or discharge), and (B) with respect to any non-monetary provision of such settlement, would be likely, in the indemnified party's reasonable judgment, to have an adverse effect on the business operations, assets, properties or prospects of any Stockholder (in the event that a Registering Stockholder or any of its Affiliates is the indemnified party), or the Company (in the event that the Company is an indemnified party), or such indemnified party. If the indemnifying party does not undertake within such 10-day period to defend against such Claim, then the indemnifying party shall have the right to participate in any such defense at its sole cost and expense, but the indemnified party shall control the investigation, defense and settlement thereof (provided that the indemnified party may not settle any such Claim without obtaining the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld by the indemnifying party; provided that in the event that the indemnifying party is in material breach at such time of the provisions of this Section 3.5, then the indemnified party shall not be obligated to obtain such prior written consent of the indemnifying party) at the reasonable cost and expense of the indemnifying party (which shall be paid by the indemnifying party promptly upon presentation by the indemnified party of invoices or other documentation evidencing the amounts to be indemnified). In addition to the foregoing, no indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which the indemnified party could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such claim or proceeding.

         (c) If the indemnification provided for in this Section 3.5 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless from any Losses in respect of which this Section 3.5 would otherwise apply by its terms (other than by reason of exceptions provided herein), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative benefits received by and fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the offering to which such contribution relates as well as any other relevant equitable considerations. The relative benefit shall be determined by reference to, among other things, the amount of proceeds received by each party from the offering to which such contribution relates. The relative fault shall be determined by reference to, among other things, each party's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, and the opportunity to correct and prevent any statement or omission.

The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in this Section 3.5 was available to such party.

         (d) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         3.6. Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Stockholder, make publicly available other information), and it will take such further action as any Stockholder may reasonably request, all to the extent required from time to time to enable such Stockholder to sell Subject Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements.

         3.7. Holdback Agreement. The Company agrees that it and its Affiliates will not effect any sale, offer for sale, or grant any option to purchase any shares of common stock (or securities convertible into or exchangeable or exercisable for common stock) (collectively, "SALES") during the 10-day period prior to, and the 90-day period (or such longer period, not to exceed 120 days, as the managing underwriter(s) therefor determines) beginning on the effective date of a registration statement filed pursuant to Section 3.1 without the consent of such managing underwriter(s). The Shareholders agree not to effect any Sales during the 10-day period prior to, and the 90-day period (or such longer period, not to exceed 120 days, as the managing underwriter(s) therefor determines) beginning on the effective date of a registration statement relating to a primary offering (other than one described in clauses (i), (ii) or (iii) of the first sentence of Section 3.2 hereof) without the consent of such managing underwriter(s); provided that this sentence shall be of no force and effect if the Company effects a Sale or files any registration statement for the benefit of any other party during such 120-day period.

                                       IV.

                         REPRESENTATIONS AND WARRANTIES

         4.1. Representations and Warranties of the Company. The Company hereby represents and warrants to each of the Shareholders as follows:

         (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated by this Agreement are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, (i) except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         (b) The execution, delivery and performance of this Agreement by the Company does not and will not contravene or conflict with or constitute a default under the Company's Memorandum of Association or Bye-laws or any of its material Contracts.

         (c) Immediately after giving effect to both the Restructuring and the Distribution (including, without limitation, after giving effect to the distribution of shares of Spinco Common Stock to the holders of common stock of Loral and the holders of options with respect to common stock of Loral, who or which may be entitled to receive shares of Spinco Common Stock pursuant to or in connection with the Distribution Agreement, the Merger Agreement or otherwise),
(i) the Company's authorized capital stock shall consist of 750,000,000 shares of Spinco Common Stock, 150,000,000 shares of Preferred Stock and 750,000 shares of Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), of which 183,587,910 shares of Spinco Common Stock and 45,896,978 shares of Preferred Stock shall be issued and outstanding and no shares of Series B Preferred Stock shall be issued and outstanding, (ii) Loral will be the record and beneficial owner of 45,896,978 shares of Preferred Stock, all of which will be validly issued and fully paid and nonassessable and all of which will be free of all Liens, (iii) except for the shares of Spinco Common Stock, the shares of Preferred Stock and the Series B Preferred Stock specified in clause
(i) above, there will be no other Equity Securities, and (iv) the Wing Shareholders will hold, in the aggregate, at least twenty percent (20%) of the Total Voting Power.

                                       V.

                                      TERM

         5.1. Term. The term (the "TERM") of this Agreement shall commence on the date hereof and shall continue until the earlier of (x) the date on which the Voting Power of the Equity Securities, on a fully diluted basis, beneficially owned by Loral and its Affiliates shall represent less than five percent (5%) of the Total Voting Power, (y) the tenth anniversary of the date hereof, or (z) a Change of Control (as defined in Section 1.1(c) above). Upon expiration of the Term, the provisions of this Agreement shall terminate, and be of no further force or effect, automatically without any further action on the part of any parties hereto; provided that the provisions of Articles III and VI shall continue without regard to the term limitation set forth in this sentence; provided further that no such termination shall relieve any party of any liability to the other parties hereto, to the extent such liability is incurred prior to the expiration of the Term.

                                       VI.

                                  MISCELLANEOUS

         6.1. Certain Restrictions. The Company shall not take or recommend to its Shareholders any action, including any amendment of its Memorandum of Association, Bye-laws or stockholder rights plan, if any, which would impose restrictions applicable to Loral and not to other securityholders generally based upon the size of Loral' security holdings, the business in which it is engaged or other considerations applicable to it and not to securityholders generally. In addition, the Company shall not take or recommend to its Shareholders any action, including any amendment of its Certificate of Incorporation, By-laws or stockholder rights plan, if any, which would likely adversely affect in any material respect, either directly or indirectly, any of the rights or obligations of the Shareholders under the provisions of this Agreement.

         The Shareholders agree that the Company may adopt a Shareholders rights plan similar to the Shareholders rights plan adopted by Loral except that Loral (and its Affiliates and associates) shall not be deemed to be an "ACQUIRING PERSON" unless Loral and its Affiliates become the beneficial owner of

25% or more of the outstanding shares of common stock of the Company.

         6.2. Entire Agreement. This Agreement and the Restructuring Agreement (including the schedules and exhibits and the agreements and other documents referred to therein, including, without limitation, the Tax Sharing Agreement and the Transition Services Agreements) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior negotiations, commitments, agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

         6.3. Fees and Expenses. Except as otherwise provided in this Agreement, all costs and expenses incurred by the Shareholders and the Company in connection with consummating such party's obligations hereunder or otherwise shall be paid by the party incurring such cost or expense.

         6.4. Access to Information. During the Term, the Company shall provide to each Stockholder reasonable access to the books and records of the Company and its subsidiaries during the regular business hours of the Company and such subsidiaries, following the Company's receipt of a written notice from such Stockholder requesting such access; provided that the Company shall not be required to provide any confidential information if the Company reasonably determines that the providing of such information would result in (x) a violation of applicable antitrust laws or (y) create a substantial likelihood of a significant adverse effect on the Company; provided, further, that the Stockholder shall keep confidential any confidential information disclosed to it except as required by law, service of process, interrogatories, or similar legal process, and except for any such information which becomes publicly available through no fault of the Stockholder.

         6.5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES THEREOF (EXCEPT IN THOSE CIRCUMSTANCES WHERE THE CORPORATE LAW OF THE COMPANY'S JURISDICTION OF ORGANIZATION REQUIRES THE APPLICATION OF THE LAW OF THE COMPANY'S JURISDICTION OF ORGANIZATION WITH RESPECT TO A PARTICULAR MATTER).

         6.6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five Business Days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)  If to any of the Shareholders, to:

                                    Loral Corporation
                                    c/o Lockheed Martin Corporation
                                    6801 Rockledge Drive
                                    Bethesda, MD  20817
                                    Telephone:  (301) 897-6125
                                    Telecopy No.:  (301) 897-6333
                                    Attention:  General Counsel

                           and to:

                                    Skadden, Arps, Slate, Meagher
                                            & Flom
                                    919 Third Avenue
                                    New York, New York  10022
                                    Telephone:  (212) 735-3000
                                    Telecopy No.:  (212) 735-2000
                                    Attention:  Peter Allan Atkins, Esq.
                                                Lou R. Kling, Esq.

                           and to:

                                    O'Melveny & Myers
                                    153 E. 53rd Street
                                    New York, New York  10022
                                    Telephone:  (212) 326-2000
                                    Telecopy No.:  (212) 326-2160
                                    Attention:  C. Douglas Kranwinkle, Esq.
                                                Jeffrey J. Rosen, Esq.

                    If to the Company, to:

                                    Loral Space & Communications Corporation
                                    600 Third Avenue
                                    New York, New York
                                    Telephone:  (212) 697-1105
                                    Telecopy No.:  (212) 602-9805
                                    Attention:  General Counsel

                           with a copy to:

                                    Willkie Farr & Gallagher
                                    153 E. 53rd Street
                                    New York, New York  10022
                                    Telephone:  (212) 821-8000
                                    Telecopy No.:  (212) 821-8111
                                    Attention:  Robert B. Hodes, Esq.
                                                Bruce R. Kraus, Esq.

         In addition to providing any notice required to be given by the Company pursuant to its Certificate of Incorporation in the manner specified therein, the Company shall send to each

Stockholder by telecopy in accordance with this Section 6.6 a copy of each such notice.

         6.7. Successors and Assigns; Reclassifications; No Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto (which consent may not be unreasonably withheld), except that any party shall have the right, without the consent of any other party hereto, to assign all or a portion of its rights, interests and obligations hereunder to one or more direct or indirect subsidiaries, but no such assignment of obligation shall relieve the assigning party from its responsibility therefor. In the event of any recapitalization or reclassification of any Equity Securities, or any merger, consolidation or other transaction with like effect, the securities issued in replacement or exchange for such Equity Securities shall be deemed Equity Securities hereunder. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided that the indemnified parties referred to in
Section 3.5 hereof are intended to be third party beneficiaries of the provisions of Section 3.5 hereof, and shall have the right to enforce such provisions as if they were parties hereto.

         6.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.9. Further Assurances. Each party hereto or person subject hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         6.10. Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Unless otherwise specified in this Agreement, all references in this Agreement to "DAYS" shall be deemed to be references to calendar days.

         6.11. Legal Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without affecting the validity or enforceability of the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         6.12. Consent to Jurisdiction. Each of the parties hereto irrevocably and unconditionally (a) agrees that all suits, actions or other legal proceedings arising out of this Agreement or any of the transactions contemplated hereby (a "SUIT") shall be brought and adjudicated solely in the United States District Court for the District of Delaware, or, if such court will not accept jurisdiction, in the Delaware Chancery Court or any court of competent civil jurisdiction sitting in New Castle County, Delaware, (b) submits to the non-exclusive jurisdiction of any such court for the purpose of any such Suit and (c) waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claims that it is not subject to the jurisdiction of the above courts, that such Suit is brought in an inconvenient forum or that the venue of such Suit is improper. Each of the parties hereto also irrevocably and unconditionally consents to the service of any process, summons, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 6.6 hereof and agrees that any such form of service shall be effective in connection with any such Suit; provided that nothing contained in this Section 6.12 shall affect the right of any party to serve process, pleadings, notices or other papers in any other manner permitted by applicable Law.

         6.13. Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in any court referred to in Section
6.12 hereof.

         IN WITNESS WHEREOF, each of the parties has caused this Shareholders Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                        LORAL CORPORATION (to be
                                          renamed Lockheed Martin
                                          Tactical Systems, Inc.)


                                        By: /s/ Stephen M. Piper
                                            ------------------------
                                              Name:  Stephen M. Piper
                                              Title: Vice President and
                                                       Assistant Treasurer


                                        LORAL SPACE & COMMUNICATIONS
                                        LTD.


                                        By: /s/ Eric J. Zahler
                                            ------------------------
                                              Name:  Eric J. Zahler
                                              Title: Vice President, General
                                                       Counsel & Secretary